Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement (Registration No. 333-276233) on Form S-1/A of Tradewinds Universal our report dated December 19, 2023, relating to our audits of the financial statements of the Tradewinds Universal for the year ended December 31, 2022 and the period from inception (December 28, 2021) to December 31, 2021.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A. Tampa, Florida

March 25, 2024